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                                                                  EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT

         The following is a list of the Company's subsidiaries as of December 31, 2002, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X of the United States Securities and Exchange Commission (17 CFR 210.1-02(w)).

         Asgrow Seed Company LLC (Delaware)

         Corn States Hybrid Service L.L.C. (Iowa)

         DEKALB Genetics Corporation (Delaware)

         Holden's Foundation Seeds L.L.C. (Iowa)

         Monsanto Ag Products LLC (Delaware)

         Monsanto Argentina S.A.I.C. (Argentina)

         Monsanto do Brasil Ltda. (Brazil)

         Monsanto India Limited (India)

         Monsanto International Sales Company, Inc. (Virgin Islands)

         Monsanto Nordeste S.A. (Brazil)

         Monsanto SAS (France)

         Monsanto Technology LLC (Delaware)

         N.V. Monsanto Europe S.A. (Belgium)

         Semillas y Agroproductos Monsanto, S.A. de C.V. (Mexico)